TIMELINE, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
MARCH 31, 2005

ASSETS

		Pro Forma Adjustments		Pro forma at

March 31, 2005		Discontinued	Sale of Assets	March 31, 2005
(audited)		Operations	(Note 2)	(unaudited)
—(Note 1)			—	—
CURRENT ASSETS:
Cash and cash equivalents	$162,355	$(40,965)	$1,026,471	$1,147,861
Accounts receivable, net of allowance of $17,613 and $3,138	643,324	(361,636)	—	281,688
Prepaid expenses and other current assets	48,989	(26,307)	—	22,682

Total current assets	854,668	(428,908)	1,026,471	1,452,231
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $447,495 and $50,478	58,630	(20,049)	(34,807)	3,774
CAPITALIZED PATENTS, net of accumulated amortization of $82,786	265,911	—	—	265,911
GOODWILL, net of accumulated amortization of $123,938 and $194,121	70,183	—	(70,183)	—
Promissory notes	-	—	1,000,000	1,000,000
Total assets	$1,249,392	$(448,957)	$1,921,481	$2,721,916

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$109,503	$(52,637)	$—	$56,866
Accrued expenses	338,718	(189,719)	(29,056)	119,943
Line of credit	61,327	—	—	61,327
Deferred revenues	681,325	(407,354)	206,029	480,000

Total current liabilities	1,190,873	(649,710)	176,973	718,136

SHAREHOLDERS’ EQUITY:
Common stock, $.01 par value, 20,000,000 shares authorized, 4,190,998 issued and outstanding	41,910	—	—	41,910
Additional paid-in capital	10,578,447	—	—	10,578,447
Accumulated other comprehensive loss	(119,251)	—	—	(119,251)
Accumulated deficit	(10,442,587)	200,753	1,744,508	(8,497,326)

Total shareholders’ equity	58,519	200,753	1,744,508	$2,003,780

Total liabilities and shareholders’ equity	$1,249,392	$(448,957)	$1,921,481	$2,721,916

The accompanying notes are an integral part of these consolidated financial statements.

TIMELINE, INC.
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED MARCH 31, 2005

		Pro Forma Adjustments		Pro Forma at

	March 31, 2005	Discontinued	Sale of Assets	March 31, 2005
	(audited)	Operations	(Note 3)	(unaudited)
	—	(Note 1)	—	—
REVENUE:
Software license	$1,420,148	$(1,420,148)	$—	$—
Patent license	1,000	(9)	—	991
Maintenance	1,483,347	(1,483,347)	—	—
Consulting and other	626,714	(626,714)	—	—

Total revenues	3,531,209	(3,530,218)	—	991
COST OF REVENUES:
Software license	—	—	—	—
Patent license	22,717	—	—	22,717
Maintenance, consulting and other	504,780	(504,780)	—	—

Total cost of revenues	527,497	(504,780)	—	22,717

Gross profit	3,003,712	(3,025,438)	—	(21,726)

OPERATING EXPENSES:
Sales and marketing	900,887	(900,887)	—	—
Research and development	837,246	(837,246)	—	—
General and administrative	1,630,675	(1,363,297)	—	267,378
Patents	76,316	—	—	76,316
Depreciation	31,634	(31,634)	—	—
Amortization of intangibles and goodwill	—	—	—	—

Total operating expenses	3,476,758	3,133,064	—	343,694

Loss from operations	(473,046)	107,626	—	(365,420)
Loss from discontinued operations moved to pro forma	—	(107,626)	—	(107,626)
OTHER INCOME (EXPENSE):
Interest (expense) income and other	(2,547)	—	—	(2,547)
Provision for income tax	—	—	—	—
Pro forma gain on sale of software assets (net of estimated expenses of $110,000)	—	—	1,945,261	1,945,261

Pro forma net (loss) income	$(475,593)	$—	$1,945,261	$1,469,668

Basic and diluted net (loss) income per share	$(0.11)	N/A	N/A	$0.35

Shares used in calculation of basic and diluted net (loss) income per share	4,190,998	N/A	N/A	4,190,998

The accompanying notes are an integral part of these consolidated financial statements.

TIMELINE, INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
JUNE 30, 2005

			Pro Forma at
	June 30, 2005	Adjustments	June 30, 2005
ASSETS	(Unaudited)	(Note 2)	(Unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$114,123	$775,221	$889,344
Accounts receivable, net of allowance for doubtful accounts of $10,579	237,080	—	237,080
Prepaid expenses and other	79,960	—	79,960

Total current assets	431,163	775,221	1,206,384
PROPERTY AND EQUIPMENT, net of accumulated depreciation of $399,503	2,053	—	2,053
CAPITALIZED PATENTS, net of accumulated amortization of $88,970	263,255	—	263,255
Assets of business segment to be sold	440,646	(440,646)	—
Promissory note	—	1,000,000	1,000,000
Total assets	$1,137,117	$1,334,575	$2,471,692

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$62,367	$—	$62,367
Accrued expenses	148,423	—	148,423
Notes payable	251,250	(251,250)	—
Liabilities of business segment to be sold	809,083	(809,083)	—
Deferred revenue	—	480,000	480,000

Total current liabilities	1,271,123	(580,333)	690,790

SHAREHOLDERS’ EQUITY:
Common stock, $.01 par value, 20,000,000 shares authorized, 4,198,998 shares issued and outstanding	41,910	—	41,910
Additional paid-in capital	10,578,447	—	10,578,447
Accumulated other comprehensive loss	(77,122)	—	(77,122)
Accumulated deficit	(10,677,241)	1,914,908	(8,762,333)

Total shareholders’ (deficit) equity	(134,006)	1,914,908	1,780,902

Total liabilities and shareholders’ equity	$1,137,117	$1,334,575	$2,471,692

The accompanying notes are an integral part of these financial statements.

TIMELINE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED JUNE 30, 2005

			Pro Forma at June
	June 30, 2005	Adjustments	30, 2005
	(Unaudited)	(Note 3)	(Unaudited)
REVENUES:
Software license	$—	$—	$—
Patent license	90	—	90
Maintenance	—	—	—
Consulting and other	—	—	—

Total revenues	90	—	90
COST OF REVENUES:
Patent license	6,184	—	6,184
Maintenance, consulting and other	—	—	—

Total cost of revenues	6,184	—	6,184

Gross loss	(6,094)	—	(6,094)
OPERATING EXPENSE:
Sales and marketing	—	—	—
Research and development	17,493	—	17,493
General and administrative	141,756	—	141,756
Patents	14,975	—	14,975
Depreciation	—	—	—

Total operating expenses	174,224	—	174,224

Loss from operations	(180,318)	—	(180,318)

OTHER EXPENSE:
Interest income (expense) and other	(2,597)	—	(2,597)

Total other expense	(2,597)	—	(2,597)

Loss from continuing operations before income taxes	(182,915)	—	(182,915)
Provision for income tax	—	—	—
Loss from discontinued operations, net of Income tax	(51,739)		(51,739)
Pro forma gain on sale of assets	—	1,914,908	1,914,908

Net loss	$(234,654)	$1,914,908	$1,680,254

Basic and diluted net loss per share	$(0.06)	N/A	$0.40

Shares used in calculation of basic and diluted net loss per share	4,198,998	N/A	4,198,998

The accompanying notes are an integral part of these financial statements.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Overview

During the quarter ended September 30, 2005 Timeline, Inc. sold all of its assets which constituted its software operations line of business. Timeline has historically operated two lines of business. One has been to manufacture and maintain software as well as provide consulting and training services on use of the software (the Software Operations). The other has been procuring, maintaining and licensing its library of patents (the Patent Operations). Software Operations in Europe historically were conducted through Timeline’s wholly owned subsidiary, Analyst Financials Limited (AFL). These operations continued through June 30, 2005, the period covered by Timeline’s latest financial statements filed with the Securities and Exchange Commission. AFL has not conducted any Patent Operations.

On July 20, 2005, Timeline, Inc. entered into a definitive Asset Purchase Agreement (the “Asset Purchase Agreement”) to sell its software licensing business to a wholly-owned subsidiary of Global Software, Inc. (“Global”) over two stages, consisting of (1) the sale of 100% of stock in its U.K. subsidiary, Analyst Financials Limited and certain other assets and customer contracts (the “Stock Sale”), and (2) the sale of all of its other software assets (the “Asset Sale”), in each case in exchange for cash, promissory notes, and assumption of certain liabilities.

The Stock Sale was consummated on July 20, 2005. The Asset Sale closed on August 31, 2005. Timeline received cash consideration of approximately $2,130,000, of which approximately $750,000 was paid at the closing of the Stock Sale, $380,000 was paid at the closing of the Asset Sale, and the remaining $1,000,000 is payable over three years following the closings. As required under the terms of the Asset Purchase Agreement, Global had previously lent Timeline $250,000 which was offset against the cash proceeds at closing of the Stock Sale. Management currently estimates the costs associated with these transactions for employee severance benefits and professional fees will approximate $110,000.

Unaudited Pro Forma Financial Information

The following unaudited pro forma consolidated financial information has been prepared based on the historical financial statements of Timeline after giving effect of (1) the Stock Sale and (2) the Asset Sale, including the assumption by Global of certain liabilities related to the software licensing business. The assumptions and adjustments related to these items are described in the accompanying notes.

The unaudited pro forma consolidated income statements and comparative balance sheets give effect to the Stock Sale and Asset Sale as if each had occurred on March 31, 2005, and June 30, 2005 respectively. The unaudited pro forma consolidated financial information was derived by adjusting the historical consolidated financial statements of Timeline for the removal of assets, liabilities, revenues and expenses associated with the software business and the pro forma adjustments described in the assumptions. Although the Stock Sale and Asset Sale are expected to result in taxable gain to Timeline, we believe the taxable gain will be offset by current year losses from operations and available net operating loss carry forwards. Furthermore, the estimated cost associated with the sales of $110,000 has been netted against the cash proceeds.

The unaudited pro forma summary income statements provide information on the two lines of business which have historically been conducted by Timeline, for the fiscal year ended March 31, 2005 and the three month period ended June 30, 2005 as if the Software Operations were a discontinued business and Patent Operations was the sole continuing line of business. Since the Stock Sale occurred subsequent to Timeline’s most recent SEC filing, the pro forma statements include in discontinued Software Operations the activities associated with both Analyst Financials Limited and Timeline, Inc. This is indicative of the totality of the line of business which is proposed to be discontinued after the closing of both the Stock Sale and the Asset Sale.

The unaudited pro forma consolidated financial information, including the assumptions thereto, should be read in conjunction with the audited historical consolidated financial statements and notes thereto of Timeline and its subsidiaries included in Timeline’s Annual Report on Form 10-KSB for the fiscal year ended March 31, 2005, as filed with the Securities and Exchange Commission (“SEC”) on June 29, 2005 and Timeline’s Quarterly Report on Form 10-QSB filed with the SEC on August 15, 2005.

The unaudited pro forma consolidated financial information is presented for informational and illustrative purposes only, is based upon estimates by Timeline’s management and is not intended to be indicative of actual consolidated results of operations or consolidated financial position that would have been achieved had the transactions or adjustments been consummated as of the date indicated above nor does it purport to indicate results which may be attained in the future. The pro forma adjustments are based upon information and assumptions available at the time of filing this statement.

The actual amount of gains, losses and adjustments will be determined on the basis of the liabilities assumed by the purchaser and the amount of intercompany balances as of the closing date of each transaction. These amounts vary with time and the level of activity and will undoubtedly be different than those shown in the pro formas due to the passage of time.

Notes to Pro Forma Financial Statements

1. The Adjustments to the Pro forma Consolidated Balance Sheet and Pro forma Consolidated Statement of Operations at March 31, 2005 are presented in two columns to delineate the affect of Discontinued Operations from the actual sale of assets. This was not required of the Pro forma presentation for June 30, 2005 as these Statements were originally presented (actual results as previously filed) in a format which reflected certain assets, liabilities and operations were associated with operations intended to be discontinued. The distinction is that at the time of filing the March 31, 2005 statements, it was not yet more probable than not that the software operations would be discontinued. At the time of filing the June 30, 2005 statements, it had been determined it was probable the software operations would be discontinued. Consequently, GAAP required a change in the presentation of results as between the two periods.

In the case of the March 31, 2005 Pro forma Consolidated Balance Sheet, the Discontinued Operations column reflects the pro forma impact if Analyst Financials Limited were no longer consolidated as of that date. Since the assets to be sold included the stock of Analyst Financials (as opposed to the assets of Analyst Financials), a pro forma indicative of the changes in the balance sheet if the transaction had occurred on that date requires an ‘unwinding’ of the consolidation.

In the case of the Pro forma Consolidated Statement of Operations at March 31, 2005, the Discontinued Operations column isolates the impact of Software Operations which is to be Discontinued. Patent Operations will continue as the sole line of business after the contemplated sale.

2. The Adjustments to the Pro forma Consolidated Balance Sheets at both March 31, 2005 and June 30, 2005 indicate the pro forma impact of the actual transfer of assets in exchange for the purchaser’s consideration. In the case of the March 31, 2005 Balance Sheet, the assets transferred include Property and Equipment and the liabilities assumed include accrued expenses and deferred revenues ($273,971 shown netted against the $480,000 of new deferred revenue discussed below). There is no entry reflecting the transfer of the actual stock of Analyst Financials Limited as that asset (in Timeline’s hands) was carried as zero value on the consolidated statements; its impact being reflected in the reversal of the consolidating entries discussed above.

The entries on Timeline’s accounting records for the actual combined sales (after having reflected the effect of Discontinued Operations) if they had both occurred on the dates assumed in the pro forma are as follows:

	June 30, 2005
	Debit	Credit
Cash received (net of $110,000 assumed costs and offset to pay notes payable)	$775,221
Promissory notes received	1,000,000
Notes payable paid	251,250
Liabilities of business segment sold assumed by buyer	809,083
Assets of business segment sold transferred to buyer		$440,646
Timeline deferred revenue liability re covenant not to compete		480,000
Gain on sale of assets		1,914,908

	$2,835,554	$2,835,554

	March 31, 2005

	Debit	Credit

Cash received, net of $110,000 assumed costs	$1,026,471
Promissory notes received	1,000,000
Accrued expenses assumed by buyer	29,056
Deferred revenue liability assumed by buyer	273,971
Assets of business transferred to buyer
Property and equipment		$34,807
Goodwill		70,183
Timeline deferred revenue liability re covenant not to compete		480,000
Gain on sale of assets		1,744,508

	$2,329,498	$2,329,498

3. The Adjustments to both the June 30, 2005 and March 31, 2005 Pro forma Consolidated Statement of Operations reflect gains which would have been recognized had both asset sales closed on the respective dates.

In the case of the March 31, 2005 Statement of Operations, the gain of $1,945,261is the total of $200,753 which would have been recognized when no longer consolidating Analyst Financials Limited and the $1,744,508 gain recognized on Timeline Inc.’s (unconsolidated) sale of both the stock in Analyst Financials and the software operating assets of Timeline, Inc. The gain hypothetically generated by no longer consolidating Analyst Financials at March 31, 2005 reflects a net transfer of liabilities in excess of basis as Analyst Financials had a negative net worth. In the case of the June 30, 2005 statements, this was already taken into account by inclusion of both Analyst Financials’ assets and liabilities in assets and liabilities (respectively) of ‘business segment to be sold’.